EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2016 Share Incentive Plan of Alpha Tau Medical Ltd. and the 2021 Share Incentive Plan of Alpha Tau Medical Ltd. of our report dated March 28, 2022 with respect to the consolidated financial statements of Alpha Tau Medical Ltd., included in its Annual Report (Form 20-F) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ KOST, FORER, GABBAY & KASIERER A Member of Ernst & Young Global

Tel-Aviv, Israel
April 7, 2022